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                   BUYENERGY CORPORATION                                            Exhibit 99.1
                                                                                    ------------
                                                                               Subscription Agreement
                                                                               ----------------------
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THE UNDERSIGNED hereby subscribes to purchase ______________ Common Shares of
BUYENERGY CORPORATION, a Nevada Corporation, (the "Company"). In this regard, enclosed is $___________, which is $0.90 per Common Share multiplied by
____________________(______), which is the number of Common Shares purchased, as shown above.

In connection with its purchase, the undersigned warrants and represents the following:

1. THE SUBSCRIBER WAS OFFERED THE SECURITIES BY THE COMPANY FOR INVESTMENT PURPOSES ONLY, AND HAS SPECIFICALLY RELIED ON THE COMPANY IN MAKING THIS INVESTMENT. THE OFFER TO SELL SECURITIES WAS DIRECTLY COMMUNICATED TO THE SUBSCRIBER BY THE COMPANY, ON AND IN SUCH A MANNER THAT THE SUBSCRIBER WAS ABLE TO ASK QUESTIONS AND RECEIVE SATISFACTORY ANSWERS CONCERNING THE TERMS AND CONDITIONS OF THIS INVESTMENT.

2. The Company was formed for the purpose of acquiring or merging with a business or company operating within the Internet Industry. The Subscriber is aware that the Company is subject to all the risks of a developmental stage company. There is presently no market for the Securities offered herein nor can there be any assurance that any market will be available in the future for such Securities.

3. The Subscriber understands and acknowledges that the offering price of the Securities was arbitrarily determined by the Company.

4. The Company has not made any representations regarding possible value appreciation in the Securities.

5. The Securities are not being issued for services performed by the Undersigned.

6. The Subscriber understands and hereby agrees that the Company will comply with all valid, applicable Federal and State securities regulations.

7. THE SUBSCRIBER REPRESENTS AND WARRANTS THAT IN CONNECTION WITH THE ACQUISITION OF THE SECURITIES, THE SUBSCRIBER HAS HAD MADE AVAILABLE OR ACCESSIBLE TO (IT)(HIM)(HER), BY THE COMPANY AND ITS OFFICERS AND DIRECTORS, ALL INFORMATION WHICH IT HAS DEEMED MATERIAL TO MAKING AN INFORMED INVESTMENT DECISION TO ACQUIRE THE SECURITIES PRIOR TO (ITS)(HIS)(HER) SUBSCRIPTION IN THE SECURITIES.

8. The Subscriber represents and warrants that it has not acted as a Purchaser Representative for any person in connection with this purchase of Securities by the Subscriber.

The Undersigned requests that the Securities be issued in the name of the Undersigned and delivered to the undersigned at the address below.

I WILL HOLD TITLE TO MY SHARES AS FOLLOWS: (INITIAL ONE)

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
       Community  Property                                            Joint tenancy (both must sign)
------                                                         ------
       Tenants in common                                              Individual ownership
------ (each must sign)                                        -------

                                                                      Trust or Keogh Plan
------ As custodian under State Gifts to Minors Act            ------

                                                                      Partnership
                                                               ------

       As custodian, trustee or agent for:                            Corporation
------                                                         ------

                                                                      Other: (please describe):
                                                               ------
                                                                      -----------------------------------
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INTENDING TO BE LEGALLY BOUND, THE PARTIES HERETO HAVE SET THEIR HANDS AND SEALS
ON THIS ____ DAY OF _____ 2002.

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
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        (Signature of Authorized Representative)                          (Signature of Subscriber) (Seal)

--------------------------------------------------------     -----------------------------------------------------------
    (Print Name, Title of Authorized Representative)                     (Print Name, Title, if applicable)
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             PLEASE TYPE OR PRINT THE FOLLOWING INFORMATION:

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
1)  NAME:________________________________________            2) NAME:__________________________________________
        Full name (s) of Subscriber(s) as it (they) should appear on certificates and the schedule of Corporation


    ----------------------------------------------------      -----------------          -------     --------------
    Street Address                                                  City                 State          Zip Code

                         Telephone                                                      Fax

  Social Security or Tax I.D. No._______________________      Social Security or Tax I.D. No._______________________



  Dated:  _____, 2002.                                        Dated:  ______, 2002.


      --------------------------------------------------        -----------------------------------------------------
                         Signature                                                   Signature

      ---------------------------------------------------------------------------------------------------------------
 Title or capacity of signing party if the subscriber is partnership, corporation, trust or other non-individual entity.
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  Remittance should be payable to: BUYENERGY CORPORATION ESCROW ACCOUNT